UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2009

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 10, 2009, Cascade Microtech, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2008, and its expectations as to the Company’s revenues for the quarter ending March 31, 2009. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued February 10, 2009 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2009, the Board of Directors of the Company approved the Executive Compensation Plan for the six-month period ending June 30, 2009 (the “Executive Compensation Plan”). The Executive Compensation Plan establishes target bonus levels for each participant and will be paid based on the achievement of certain goals. A copy of the Executive Compensation Plan is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On February 6, 2009, the Board of Directors of the Company granted 60,000 Restricted Stock Units to Steve Harris, the Company’s Vice President of Engineering. The Restricted Stock Units vest annually over 4 years. Also on February 6, 2009, the Board of Directors of the Company granted stock options to the Company’s executive officers in the amounts set forth in the table below. These stock options have a per share exercise price of $3.11 and vest annually over 4 years.

Name	Title	Options
Geoff Wild	Chief Executive Officer	100,000
Paul O’Mara	VP Sales and Customer Support	43,280
Michael Kondrat	VP Marketing	36,864
Anand Nambiar	VP Operations	49,832
Steven Sipowicz	Chief Financial Officer	29,912
Steven Harris	VP Engineering	32,586

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Executive Compensation Plan for the Six-Month Period Ending June 30, 2009.

99.1	Press Release issued by Cascade Microtech, Inc. dated February 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 10, 2009.

CASCADE MICROTECH, INC. (Registrant)

By	/s/ Steven Sipowicz
Steven Sipowicz Vice President and Chief Financial Officer